                                                                  Exhibit 10.31

THIS WARRANT AND THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED ON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE SHARES OF COMMON STOCK THAT MAY BE PURCHASED ON THE EXERCISE HEREOF ARE BEING OFFERED AND SOLD FOR INVESTMENT. EXCEPT AS PROVIDED IN SECTION 7(B) HEREOF, THIS WARRANT MAY NOT BE TRANSFERRED. THE SHARES OF COMMON STOCK ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT.

                       HISPANIC TELEVISION NETWORKS, INC.

                           WARRANT FOR THE PURCHASE OF
                            SHARES OF COMMON STOCK OF
                       HISPANIC TELEVISION NETWORKS, INC.
                            (A DELAWARE CORPORATION)

                  VOID AFTER 5:00 P.M., CENTRAL STANDARD TIME,
                                       ON
                                FEBRUARY 5, 2002

         Hispanic Television Networks, Inc., a Delaware corporation (the "Company"), hereby certifies that the C. Networks L.L.C. (together with its successors and permitted assigns, the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after February 5, 2001 and on or before February 5, 2002 at not later than 5:00 p.m. (Central Standard Time), 1,500,000 shares of Common Stock, $.01 par value, of the Company ("Common Stock"), at a purchase price of $1.00 per share. The number of shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price", respectively.

1.       Exercise.

         (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, by bank or certified check in lawful money of the United States, of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

         (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

         (c) As soon as practicable after the exercise of this Warrant in full or in part, and in any

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event within ten (10) days thereafter, the Company at its expense shall cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

                  (i) a certificate or certificates for the number of full shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to
Section 3 hereof, and

                  (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 1(a) above.

2.       Adjustments.

         (a) If the outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

         (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part ofany such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determinedby the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise ofthis Warrant.

         (c) In any case in which this Section 2 shall require that any adjustment in the number of shares of Warrant Stock or other property for which this Warrant may be exercised be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Registered Holder the amount of Warrant Stock and other property, if any, issuable upon exercise of this Warrant after such record date that is over and above the Warrant Stock andother property, if any, issuable upon exercise of this Warrant as in effect prior to such adjustment; provided that upon request the Company shall deliver to the Registered Holder a due bill or other appropriate instrument evidencing the Registered Holder's right to receive such additional shares or property upon the occurrence of the event requiring such adjustment.

         (d) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property for which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 2(a) or 2(b) above.

3.       Fractional Shares.

         The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the mean between the low bid and high asked prices of the Warrant Stock on the OTC Bulletin Board, or the mean between the low bid and high asked prices of the Warrant Stock on the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations ("NASDAQ") System or the closing market price of the Warrant Stock on a national securities exchange on the trading day immediately prior to the date of exercise, whichever is applicable, or if none is applicable, then on the basis of the then market value of the Warrant Stock as shall be reasonably determined by the Board of Directors of the Company.

4.       Limitation on Sales.

         (a) The Registered Holder, and each subsequent holder of this Warrant, if any, acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of
(i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable blue sky or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Stock to be issued upon the particular exercise of this Warrant shall have been effectively registered under the Act, the Company shall be under no obligation to issuethe shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that the Registered Holder is acquiringsuch shares for the Registered Holder's own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares, in which event the Registered Holder shall be bound by the provisions of a legend to such effect on the certificate(s) representing the Warrant Stock. In addition, without limiting the generality of the foregoing, the Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company believes necessary or advisable under any applicable law (including without limitation state securities or "blue sky" laws).

         (b) The Registered Holder agrees, and each other holder of Warrant Stock agrees, if requested by the Company and/or the representative of the underwriters underwriting an offering of Common Stock (or other securities of the Company) from time to time, not tosell or otherwise transfer or dispose of any Warrant Stock then held by the Registered Holder and/or such other holder during such period of time following the effective date of any registration statement of the Company filed under the Act for the period of time with respect to which a majority of the executive officers of the Company agree not to sell shares of Common Stock (or other securities of the Company). Such agreement shall be in writing in a form satisfactory to the Company and such representative. The Company may impose stop-transfer instructions with respect to the Warrant Stock subject to the foregoing restriction until the end of such period.

5.       Reservation of Stock.

         The Company shall at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

6.   Replacement of Warrants.

         Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall issue, in lieu thereof, a new Warrant of like tenor.

7.       Transfers. etc.

         Subject to Section 4 above:

         (a) The Company shall maintain a register containing the names and addresses of the Registered Holders of this Warrant. The Registered Holder may change the Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

         (b) This Warrant shall not be transferable by the Registered Holder and shall be exercisable only by the Registered Holder; provided that this Warrant may be transferred to, and may be exercisable by, any company that directly, or indirectly through one or more intermediaries, is controlled by, or is under common control with, the Registered Holder. Subject to the foregoing, this Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process without the prior written consent of the Company. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Warrant or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon this Warrant or such rights, shall be null and void.

          (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

8.       Mailing of Notices, etc.

         All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its offices at 6125 Airport Freeway, Suite 200, Ft. Worth, Texas 76117, or such other address as the Company shall so notify the Registered Holder.

9.       No Rights as Stockholder.

         Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

10.      Change or Waiver.

         Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

11.      Headings.

         The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

12.      Governing Law.

         THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

13.      Piggy-Back Registration Rights.

         (a) For purposes of this Section 13, all shares of Common Stock acquired pursuant to an exercise of this Warrant are referred to as the "Registrable Shares."

         (b) If at any time after the date hereof the Company proposes to register any Common Stock under the Securities Act of 1933, as amended (the "Act"), for sale to the public for cash, the Company shall give written notice to Registered Holder of its intention so to do at least 20 days prior to filing the related registration statement (the "Registration Statement"). Upon the written request of Registered Holder, given within 10 days after receipt of any such notice, to register any Registrable Shares, the Company shall use its best efforts to cause all Registrable Shares, as to which registration shall have been so requested, to be included in the securities to be covered by the Registration Statement, all to the extent requisite to permit the sale or other disposition by Registered Holder of the Registrable Shares requested to be so registered; provided, however, that:

                  (i) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the Registration Statement, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to Registered Holder, and thereupon the Company shall be relieved of its obligation to register any Registrable Shares in connection with such registration;

                  (ii) If such registration involves an underwritten offering, Registered Holder must sell its Registrable Shares to the underwriters selected by the Company on the same terms and conditions as apply to the Company (except as otherwise agreed to by the Company in writing); and

                  (iii) The Company shall be obligated to keep the Registration Statement effective only for six months after its initial effective date.

The number of Registrable Shares to be included in an underwritten offering may be reduced, pro rata among all the Company's stockholders selling shares in the offering, in a ratio equal to the respective amounts of shares proposed to be sold by such stockholders, if and to the extent that the managing underwriter shall advise Registered Holder and the Company by letter of its belief that the number of securities requested to be registered exceeds the number that can be sold in (or during the term of) such offering without adversely affecting the marketing of the securities to be sold by the Company.

         (c) In connection with the registration provided for hereunder, Registered Holder shall use reasonable efforts to cooperate with the Company and shall furnish to the Company in writing such information with respect to it and its proposed distribution as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

         (d) The Company shall pay all expenses incurred by the Company in complying with its registration obligations pursuant to this Agreement, including,without limitation, all registration, qualification, and filing fees, blue sky fees and expenses, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, all expenses of the underwriter customarily paid byissuers or sellers of securities (including fees of the National Association of Securities Dealers, Inc.), transfer taxes, escrow fees, fees of transfer agents and registrars, and costs of insurance. Registered Holder shall pay all underwriting discountsand selling commissions applicable to the sale of the Registrable Shares being registered.

         (e) (i) The Company shall protect, indemnify and hold Registered Holder, and its officers, directors, stockholders, attorneys, accountants, employees, affiliates, successors and assigns, harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, investigations, judgments, losses, damages, injuries, liabilities, obligations, expenses and costs (including costs of litigation andattorneys' fees), arising out of or based upon (aa) any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto,
(bb) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (cc) any material violation by the Company ofany rule or regulation promulgated under Act applicable to the Company and relating to action or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable in the case of (aa) and (bb) above if and to the extent that the event otherwise giving rise to indemnification arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by a person otherwise entitled to indemnification in writing specifically for use in the Registration Statement or prospectus or information contained in a writing that has been expressly approved by a person otherwise entitled to indemnification.

                  (ii) Registered Holder shall protect, indemnify and hold the Company and its officers, directors, stockholders, attorneys, accountants, employees, affiliates, successors and assigns, harmless from any and all demands, claims, actions, causes of actions, lawsuits, proceedings, investigations, judgments, losses, damages, injuries, liabilities, obligations, expenses

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and costs (including costs of litigation and attorneys' fees), arising out of or based upon (aa) any untrue statement or alleged untrue statement of any material fact contained in or incorporated by reference into the Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (bb) the omission or alleged omission to state therein a material factrequired to be stated therein or necessary to make the statements therein not misleading, or (cc) any material violation by Registered Holder of any rule or regulation promulgated under the Act applicable to Registered Holder and relating to action or inaction by Registered Holder in connection with any such registration; provided, however, that Registered Holder shall be liable in the case of (aa) and (bb) above only if and to the extent that the event giving rise to indemnification arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by Registered Holder in writing specifically for use in the Registration Statement or prospectus or information contained in a writing that has been expressly approved by Registered Holder.

                  (iii) Promptly after receipt by an indemnified party under this Section (e) of notice of the threat or commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party hereunder, notify each such indemnifying party in writing thereof, but the omission so to notify an indemnifying party shall not relieve it from any liability which it may have to any indemnifiedparty to the extent that the indemnifying party is not prejudice as a result thereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section (e) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereofother than reasonable costs of investigation and of liaison with counsel so elected; provided, however, that, if the defendants in any such action include both an indemnified party and an indemnifying party and the related indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be believed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party shall be subject to any liability for any settlement made without consent which shall not be unreasonably withheld. No indemnifying partyshall consent to the entry of any judgment or enter into any settlement which does not include

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as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

                                   HISPANIC TELEVISION NETWORKS, INC.


                                   By:    /s/James A. Ryffel
                                     -------------------------------------
                                          James A. Ryffel,
                                          Chairman of the Board


                                   C. NETWORKS L.L.C.


                                   By:
                                      ------------------------------------

                                   Name: /s/ Emilio Gorriti
                                       -----------------------------------

                                   Title:
                                         ---------------------------------

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                                    EXHIBIT A

                                  PURCHASE FORM

To:      Hispanic Television Networks, Inc.
         6125 Airport Freeway, Suite 200
         Ft. Worth, Texas 76117

         The undersigned pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to purchase _________ shares of the Common Stock (the "Common Stock") covered by such Warrant and herewith makes payment of $_____________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

         The undersigned understands and acknowledges the terms and restrictions on the right to transfer or dispose of the Common Stock set forth in Section 4 of the attached Warrant, which the undersigned has carefully reviewed. The undersigned consents to the placing of a legend referring to such restrictions onthe certificate for the Common Stock being purchased and the placing of stop transfer orders until the Common Stock may be transferred in accordance with the terms of such restrictions.

                                   By:
                                      ---------------------------------

                                   Name:
                                        -------------------------------

                                   Dated:
                                         ------------------------------